Exhibit 10(cc)

RESOLUTIONS APPROVING
AMENDMENT TO THE
CRACKER BARREL OLD COUNTRY STORE, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Cracker Barrel Old Country Store, Inc. (the “Company”) maintains the Cracker Barrel Old Country Store, Inc. Deferred Compensation Plan (the “Plan”) to provide retirement and incidental benefits for certain outside directors of the Company; and

WHEREAS, under Article X of the Plan, the Company, acting by and through its Board of Directors, may amend the Plan; and

WHEREAS, the Company now wishes to amend the Plan.

NOW, THEREFORE, effective as of the date of adoption of this Amendment, the Plan shall be amended as follows:

1.             Section 3.2 of the Plan shall be amended in its entirety and restated to read as follows:

3.2  Election. Any Member may file an Election to defer receipt of an integral percentage or sum certain (in an even $1,000 amount) of the Member's Compensation for any Plan Year.

(a)           Timing and Content of Election.  A Member’s Election to defer receipt of Compensation for any Plan Year shall be made prior to the beginning of such Plan Year, shall be irrevocable for such Plan Year, and shall specify the time and form of payment of the portion of the Member's Account attributable to amounts allocated to the Member's Account for the Plan Year.

(b)           Method of Effecting Election.  The reduction in a Member’s Compensation pursuant to such Election shall be effected by substantially equal Compensation reductions as of each payroll period within the Plan Year.

(c)           Duration of Election.  With respect to the amount of a Member's elective deferral contributions to the Plan, any Election filed pursuant to this Section 3.2 shall, unless otherwise specified in the Election, remain in effect for each subsequent Plan Year until revoked or superseded by a subsequent Election.  With respect to the time and form of payment of a Member's Account, any Election shall be irrevocable with respect to the contributions to which it applies, except where such time and form of payment may be modified in accordance with Article VII and the Treasury Regulations.

2.             In all other respects, the Plan shall remain unchanged.